Exhibit 99.1

Quest Diagnostics Plans to Sell HemoCue Diagnostic Products Business
as Part of its Strategy to Refocus on Diagnostic Information Services

-- Fourth Quarter Charge to be Recorded in Discontinued Operations --

-- Company Finalizes Estimated Impact from Hurricane Sandy --

MADISON, N.J., Jan. 16, 2013 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, today announced that it plans to sell its HemoCue diagnostic products business, as part of the company's strategy to refocus on diagnostic information services. HemoCue develops, produces and markets point-of-care testing systems. As a result, Quest Diagnostics will report 2012 and 2011 results for HemoCue and its OralDNA products business, which was sold in December, 2012, as discontinued operations in its report of fourth quarter 2012 results, and take related after-tax charges in discontinued operations for the estimated asset impairment associated with HemoCue and the loss on sale associated with OralDNA, totaling $89.5 million, or $0.56 per diluted share, in the period.

The company's consolidated income statements for the full-year 2012 and 2011 will present the operating results of HemoCue and OralDNA as discontinued operations. As such, results from continuing operations will be reduced as follows:

•	Revenues by $117 million in 2012 and $119 million in 2011;

•	Operating income by $11 million in 2012 and $8 million in 2011;

•	Net income from continuing operations by $15 million in 2012 and $13 million in 2011; and

•	Earnings per diluted share by $0.09 in 2012 and $0.08 in 2011.

Separately, the company today also announced it had finalized its analysis of the impact of Hurricane Sandy on its business, determining that fourth quarter 2012 revenues were reduced by an estimated $21 million, operating income by an estimated $16 million and earnings per diluted share by an estimated $0.06.

Quest Diagnostics will report fourth quarter and full-year 2012 results and provide financial guidance for 2013 on Wednesday, January 23, 2013 before the market opens. It will hold its quarterly conference call to discuss the results beginning at 8:30 a.m. Eastern Time on that day. Anyone listening to the call is encouraged to read the company's periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

The conference call can also be accessed in listen-only mode by dialing 415-228-4961, passcode 3214469. The company suggests participants dial in approximately 10 minutes before the call.  A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or by phone at 800-835-4610 for domestic callers, or 203-369-3352 for international callers. Telephone replays will be available from 10:30 a.m. Eastern Time on January 23 until midnight Eastern Time on February 23, 2013.

About Quest Diagnostics
Quest Diagnostics is the world's leading provider of diagnostic information services that patients and doctors need to make better healthcare decisions. The company offers the broadest access to diagnostic testing services through its network of laboratories and patient service centers, and provides interpretive consultation through its extensive medical and scientific staff. Quest Diagnostics is a pioneer in developing innovative diagnostic tests and advanced healthcare information technology solutions that help improve patient care. Additional company information is available at QuestDiagnostics.com.
Forward Looking Statements
The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management's current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers and strategic partners and other factors discussed in “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results,” “Legal Proceedings,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,”

and “Quantitative and Qualitative Disclosures About Market Risk” in the company's 2011 Annual Report on Form 10-K and “Management's Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk,” and “Risk Factors” in the company's Quarterly Reports on Form 10-Q and other items throughout the Form 10-K and the company's 2012 Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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